HEALTHCARE BUSINESS SERVICES GROUPS, INC.

                              EMPLOYMENT AGREEMENT
                              --------------------

     This Employment Agreement (the "Agreement"), dated this 1st day of April, 2004 by and between Healthcare Business Services Groups. Inc. (the "Company"), a Delaware corporation, whose address for this agreement is 1126 W. Foothill Blvd Suite 105, Upland, CA 91786 and Chandana Basu, (the "Employee") is P.O. Box 2013, Upland CA 91785-2175.

A. The Employee is the key executive of the Company and has extensive experience in the lines of businesses of which the Company is involved,

B. The Company wishes to employ the Employee as, Chief Executive Officer, Vice-President, Chief Operation Officer and the Treasurer. The Employee wishes to provide these officer services to the Company in the capacity of the same.

     The  parties  agree  on  the  following  terms:

1.0  ENGAGEMENT  AND  DURATION
     -------------------------

1.1 The Company hereby engages the services of the Employee for the position as described above of the Company, and the Employee hereby accepts such engagements and agrees to perform the services to the best of her ability,

1.2 The Company shall employ the Employee for until Employee retires and or assigns the positions to others,

2.0  DUTIES

2.1 The Employee shall, pursuant to this Agreement, perform all duties customarily performed by an Employee with like title and position of a small, publicly-held corporation engaged in a business similar to the Company's business.

2.2 The Employee shall, use her best efforts to promote the interests of the Company and, to the extent necessary to discharge the responsibilities assigned to the Employee, perform faithfully and efficiently such responsibilities,

2.4 The Employee shall report directly and only to such person (s) as the board of directors or an executive committee of the board of directors shall direct,

2.5 The Employee shall perform his duties at the Company's offices, in and or out of the locations as needed.

2.6 The Employee will, subject to the terms of this agreement comply promptly and. faithfully with the Company's needs, requests, rules and regulations.

3.0  REMUNERATION  AND  BENEFITS
     -------------------------

3.1  Salary  and  Bonuses
     --------------------

3.1.1 The Employee shall receive a monthly base salary of $5,000 and a bonus of 25% of the gross receipts payable monthly with a minimum bonus of $45,000 per month.

3.2  Reimbursement  of  Expenses
     -------------------------

3.2.1 The Company shall reimburse the Employee for all reasonable expenses incurred by the Employee in the performance of his duties pursuant to this agreement upon the Employee providing the Company with receipts for such expenses, Such reimbursable, expenses shall include but not limited to all travel, lodging, entertainment and all other expenses as deemed necessary.

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3.3  Vacation  and  Other  Benefits
     ------------------------------

3.3.1 The Employee shall be entitled to six weeks paid vacation and all sick days under this agreement. In addition, the Employee shall be paid for all United States statutory holidays.

3.3.2 In addition to any other compensation or benefits to be received by the Employee pursuant to this agreement, the Employee shall receive health, dental, life, disability and accident insurance 401k, and pension benefits.

3.5-3 Company to provide Employee at all times, latest model Mercedes Benz S500 or equivalent type of automobile and pay all automobile related expenses.

3.4  Equity  Based  Compensation
     -------------------------

3.4.1 The Employee shall be granted, incentive options for shares in the company based each year a minimum of 1 Million shares of the Company as compensation.

4.0  INDEMNIFICATION.

4.1 (a) Company hereby indemnifies and hold Employee, its assignee, heirs harmless from any damages, losses, liabilities, claims and allegations that may be raised by Company.

5.0  LEGAL  Expenses.

5.1 (a) The company will pay for all legal expenses, fees and cost related to any law suit to protect. Employee's interest.

6,0  Termination.
     ------------

6.1 (a) Company cannot terminate Employee's employment under this Agreement at any time.

7.0  Assign  Ability.

7.1 (a) This agreement may be assignable by the Employee but may not be assignable by the Company.

IN WITNESS WHEREOF the Company has duty executed this subscription as of the date set out on the first page of this agreement.

HEALTHCARE BUSINESS SERVICES GROUPS, INC.     EMPLOYEE

   /s/ Narinder Grewal, MD                    /s/ C. Basu
--------------------------                    -----------
Board of Directors, Company                   Chandana Basu

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